Exhibit 10.3

LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement is entered into as of December 16, 2009, by and between ISTA PHARMACEUTICALS, INC., a Delaware corporation (the “Borrower”) and SILICON VALLEY BANK (“Bank”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated on or about December 16, 2005, as may be amended from time to time, (the “Loan Agreement”). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the “Indebtedness.”

2. DESCRIPTION OF COLLATERAL. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents, together with all other documents securing repayment of the Indebtedness shall be referred to as the “Security Documents”. Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modification to Loan Agreement.

1.	Section 2.5(b) is hereby amended and restated in its entirety to read as follows:

(b) Advances. Each Advance shall bear interest on the outstanding principal amount thereof from the date when made, continued or converted until paid in full at a rate per annum equal to the greater of (a) the Prime Rate plus the Prime Rate Margin, and (b) 4.25 percentage points (425 basis points). Pursuant to the terms hereof, interest on each Advance shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of any Advance pursuant to this Agreement for the portion of any Advance so prepaid and upon payment (including prepayment) in full thereof. All accrued but unpaid interest on the Advances shall be due and payable on the Revolving Line Maturity Date.

2.	Section 6.6(b) is hereby amended and restated in its entirety to read as follows:

(b) Borrower shall maintain, on a consolidated basis with respect to Borrower and its Subsidiaries measured quarterly, Tangible Net Worth of at least $30,000,000.

3.	The definition of “Borrowing Base” in Section 13.1 is hereby amended and restated to read as follows:

“Borrowing Base” is (a) 80% of Eligible Accounts plus (b) 25% of Net Cash (up to $10,000,000), as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may decrease the foregoing percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.

4.	Clause (e) of the definition of “Eligible Accounts” in Section 13.1 is hereby amended and restated to read as follows:

(e) Accounts owing from an Account Debtor, including Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts (provided that such concentration percentage shall be limited to $10,000,000 in the aggregate as to the Accounts due from Account Debtors Amerisource Bergen, Cardinal Health, Inc., and McKesson Corp.), for the amounts that exceed that percentage (or aggregate dollar limitation, if applicable), unless Bank approves in writing;

5.	The definition of “Prime Rate Margin” in Section 13.1 is hereby amended and restated in its entirety to read as follows:

“Prime Rate Margin” is one-fourth (0.25) of a percentage point (25 basis points).

6.	The definition of “Revolving Line Maturity Date” in Section 13.1 is hereby amended and restated in its entirety to read as follows:

“Revolving Line Maturity Date” is the earlier of (a) December 30, 2010; and (b) the date Bank exercises its remedies under Section 9.1(a).

7.	A new definition of “Tangible Net Worth” is hereby added to Section 13.1 which shall read as follows:

“Tangible Net Worth” means on any date, the consolidated total assets of Borrower and its Subsidiaries minus (a) any amounts attributable to (i) goodwill, (ii) intangible items including unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, (iii) notes, accounts receivable and other obligations owing to Borrower from its officers or other Affiliates, and (iv) reserves not already deducted from assets, minus (b) Total Liabilities, plus (c) Subordinated Debt, plus (d) liabilities in connection with Warrants issued by Borrower in connection with, and as defined under, the $65,000,000 Facility Agreement, dated September 26, 2008, to Deerfield Private Design Fund, L.P., and the other lenders thereunder.

8.	The form of Compliance Certificate is hereby replaced with Exhibit D attached hereto and the form of Borrowing Base Certificate is hereby replaced with Exhibit F attached hereto.

4.	CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5.	NO DEFENSES OF BORROWER. Borrower agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

6.	CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness.

7.	CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon the execution and delivery of this Modification Agreement and the receipt by Bank of a loan modification fee in the amount of $62,500.

This Loan Modification Agreement is executed as of the date first written above.

BORROWER: ISTA PHARMACEUTICALS, INC.		BANK: SILICON VALLEY BANK

By:	/s/ Lauren P. Silvernail	By:	/s/ Brett Maver

Name:	Lauren P. Silvernail	Name:	Brett Maver

Title:	CFO & VP Corporate Development	Title:	Relationship Manager

EXHIBIT D

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date:

FROM: ISTA PHARMACEUTICALS, INC.

The undersigned authorized officer of ISTA PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with generally GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No

10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No

Borrowing Base Certificate, A/R & A/P Agings	Monthly within 20 days if borrowing	Yes No

Financial Covenant	Required	Actual	Complies
Maintain:
Minimum Adjusted Quick Ratio, Monthly	1.25:1.00	_____:1.0	Yes No
Minimum Tangible Net Worth, Quarterly	$30MM	$_______	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

ISTA PHARMACEUTICALS, INC.	BANK USE ONLY

By:	Received by:
Name:		AUTHORIZED SIGNER
Title:	Date:
Verified:
AUTHORIZED SIGNER
Date:
Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

Dated: ____________________

I.	Adjusted Quick Ratio (Section 6.6(a))

Required:        1.25:1.00

Actual:

A.	Aggregate value of the unrestricted cash and cash equivalents of Borrower and its Subsidiaries	$

B.	Aggregate value of the net billed accounts receivable of Borrower and its Subsidiaries	$

C.	Aggregate value of the Investments with maturities of fewer than 12 months of Borrower and it Subsidiaries	$

D.	Quick Assets (the sum of lines A through C)	$

E.	Aggregate value of Obligations to Bank	$

F.	Aggregate value of liabilities of Borrower and its Subsidiaries (including all Indebtedness) that matures within one (1) year	$

G.	Current Portion of Subordinated Debt	$

H.	Current Liabilities (the sum of lines E and F less G)	$

I.	Value of Line D (Quick Assets)	$

J.	Value of Line H (Current Liabilities)	$

K.	Aggregate value of all amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$

L.	Line J minus line K	$

M.	Adjusted Quick Ratio (line I divided by line L)

Is line M equal to or greater than 1.25:1.00?

No, not in compliance	Yes, in compliance

II.	Tangible Net Worth (Section 6.6(b))

Required:        See below

Actual:

A.	Aggregate value of liabilities of Borrower and its Subsidiaries (including all Indebtedness and Warrant liability associated with the Deerfield Facility Agreement) and current portion of Subordinated Debt permitted by Bank to be paid by Borrower (but no other Subordinated Debt)	$

B.	Aggregate value of Indebtedness of Borrower subordinated to Borrower’s Indebtedness to Bank and Warrant liability associated with the Deerfield Facility Agreement	$

C.	Debt (line A minus line B)	$

D.	Aggregate value of total assets of Borrower and its Subsidiaries	$

E.	Aggregate value of goodwill of Borrower and its Subsidiaries	$

F.	Aggregate value of intangible assets of Borrower and its Subsidiaries	$

G.	Aggregate value of any reserves not already deducted from assets	$

H.	Value of line C	$

I.	Tangible Net Worth (line D minus line E minus line F minus line G minus line H)	$

Is line I greater than or equal to $30,000,000?

No, not in compliance	Yes, in compliance

EXHIBIT F

BORROWING BASE CERTIFICATE

Borrower: ISTA Pharmaceuticals, Inc.

Lender: Silicon Valley Bank

Commitment Amount:        $25,000,000

ACCOUNTS RECEIVABLE

1.	Total Accounts Receivable as of ____________________	$_______________

2.	Less Ineligible Accounts Receivable	$_______________

3.	TOTAL Eligible Accounts Receivable (#1 minus #2)	$_______________

4.	Eighty percent (80%) of Eligible Accounts Receivable	$_______________

5.	Net Cash as of _____________	$_______________

6.	Twenty-five percent (25%) of Net Cash	$_______________

7.	Maximum Loan Amount (lesser of (a) $25,000,000 and (b) #4 plus the lesser of (X) $10,000,000 million and (Y) #6)	$_______________

8.	Present balance owing on Line of Credit	$_______________

9.	Amounts outstanding or reserved under Letter of Credit Sublimit, FX Reserve and Cash Management Services Sublimit	$_______________

10.	#8 plus #9	$_______________

11.	LOAN AVAILABILITY (#7 minus #10)	$_______________

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS: By: ___________________________ Authorized Signer Date: _________________________

BANK USE ONLY

Received by: _____________________

                        AUTHORIZED SIGNER

Date: __________________________

Verified: ________________________

                AUTHORIZED SIGNER

Date: ___________________________

Compliance Status:    Yes        No